Exhibit 23.2


Cape Systems Group, Inc.
3619 Kennedy Road
South Plainfield, NJ 07080

21 April 2006

CONSENT OF CHARTERED ACCOUNTANTS, REGISTERED AUDITORS

We consent to the inclusion in the prospectus of this registration statement on Form SB-2, of our reports on our audits on the accounts of Cape Systems & Consulting Services at 31 December 2003.

/s/ LESLIE, WARD AND DREW
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 Leslie, Ward and Drew